Exhibit 10.19

ROPER INDUSTRIES, INC.
DIRECTOR COMPENSATION PLAN

ROPER INDUSTRIES, INC.
DIRECTOR COMPENSATION PLAN

TABLE OF CONTENTS
ARTICLE 1 PURPOSE	1
1.1 Background	1
1.2 Purpose	1
1.3 Eligibility	1
ARTICLE 2 DEFINITIONS	1
2.1 Definitions	1
ARTICLE 3 ADMINISTRATION	3
3.1 Administration	3
3.2 Reliance	3
3.3 Indemnification	4
ARTICLE 4 SHARES	4
4.1 Source of Shares for the Plan	4
ARTICLE 5 CASH COMPENSATION	4
5.1 Basic Annual Cash Retainer	4
5.2 Supplemental Annual Cash Retainer	4
5.3 Meeting Fees	5
5.4 Travel Expense Reimbursement	5
5.5 Deferral of Cash Compensation	5
ARTICLE 6 EQUITY COMPENSATION	5
6.1 Equity Awards	5
6.2 Restricted Stock Units	5
6.3 Award Certificates	7
6.4 Adjustments	7
6.5 Tax Matters	7
ARTICLE 7 AMENDMENT, MODIFICATION AND TERMINATION	8
7.1 Amendment, Modification and Termination	8
ARTICLE 8 GENERAL PROVISIONS	8
8.1 Adjustments	8
8.2 Duration of the Plan	8
8.3 Expenses of the Plan	8
8.4 Effective Date	8

SCHEDULE I – DIRECTOR COMPENSATION SCHEDULE
SCHEDULE II –RSU DEFERRAL ELECTION FORM
SCHEDULE III – FORMS OF AWARD CERTIFICATES

ROPER INDUSTRIES, INC.
DIRECTOR COMPENSATION PLAN

ARTICLE 1
PURPOSE

1.1.           BACKGROUND. This plan is adopted to formalize the compensation for non-employee directors of the Company.  The Committee initially adopted the Roper Industries, Inc. Director Compensation Plan on December 11, 2006, which became effective on that date, and was amended in August 2008 (the “Prior Plan”).  The Prior Plan is being amended and restated by the adoption of this Director Compensation Plan (the “Plan”).

1.2.           PURPOSE. The purpose of the Plan is to attract, retain and compensate highly-qualified individuals who are not employees of Roper Industries, Inc. or any of its subsidiaries or affiliates for service as members of the Board by providing them with competitive compensation and an ownership interest in the Stock of the Company. The Company intends that the Plan will benefit the Company and its shareholders by allowing Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Stock and will closely associate the interests of Non-Employee Directors with that of the Company’s shareholders.

1.3.           ELIGIBILITY.  Non-Employee Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.

ARTICLE 2
DEFINITIONS

2.1           DEFINITIONS.  Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Incentive Plan.  Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)           “Base Annual Cash Retainer” means the annual cash retainer (excluding Meeting Fees and expenses) payable by the Company to a Non-Employee Director pursuant to Section 5.1 hereof for service as a director of the Company (i.e., excluding any Supplemental Annual Cash Retainer), as such amount may be changed from time to time.

(b)           “Cash Dividend Equivalents” has the meaning set forth in Section 6.2(e) of the Plan.

(c)           “Deferral Election Deadline” has the meaning set forth in Section 6.2(d) of the Plan.

(d)           “Deferred Compensation Plan” means the Roper Industries, Inc. Non-Qualified Retirement Plan, as amended and restated as of January 1, 2009, or any subsequent nonqualified deferred compensation plan in which Non-Employee Directors are permitted to participate and that is designated by the Committee as the Deferred Compensation Plan for purposes of this Plan.

(e)           “Deferred RSU Conversion Date” has the meaning set forth in Section 6.2(d) of the Plan.

(f)           "Effective Date" of the Plan has the meaning set forth in Section 8.4 of the Plan.

(g)           “Eligible Participant” means any person who is a Non-Employee Director on the Effective Date or becomes a Non-Employee Director while this Plan is in effect; except that during any period a director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such director shall not be an Eligible Participant.

(h)           “Equity Award” means stock options, restricted stock, restricted stock units, stock appreciation rights, or other awards based on or derived from the Stock which are authorized under the Incentive Plan for award to Non-Employee Directors.

(i)           “Incentive Plan” means the Roper Industries, Inc. 2006 Incentive Plan, or any subsequent equity compensation plan approved by the shareholders of the Company and designated by the Committee as the Incentive Plan for purposes of this Plan.

(j)           “Meeting Fees” has the meaning set forth in Section 5.3 of the Plan.

(k)           “Non-Employee Director” means a director of the Company who is not an employee of the Company or any of its subsidiaries.

(l)           “Plan” means this Roper Industries, Inc. Director Compensation Plan, as amended from time to time.

(m)           “Plan Year(s)” means the approximate twelve-month periods between annual meetings of the shareholders of the Company, which, for purposes of the Plan, are the periods for which annual retainers are earned.

(n)           “Restricted Stock Unit” or “RSU” has the meaning assigned such term in the Incentive Plan. The terms of Restricted Stock Unit awards granted under the Plan are described in Article 6 of the Plan.

(o)           “RSU Conversion Date Election Form” has the meaning set forth in Section 6.2(d) of the Plan.

(p)           “Secretary” means the Corporate Secretary of the Company.

(q)           “Separation from Service” means separation from service for the Company and its Affiliates in all capacities, within the meaning of Section 409A of the Code and any regulations, revenue procedures or revenue rulings applicable to such law.

(r)           “Supplemental Annual Cash Retainer” means the annual cash retainer (excluding Meeting Fees and expenses) payable by the Company to a Non-Employee Director pursuant to Section 5.2 hereof, as such amount may be changed from time to time.

(s)           “Total Annual Retainer” for any given Non-Employee Director means the Basic Annual Cash Retainer and any Supplemental Annual Cash Retainer to which he or she is entitled under the Plan.

(t)           “Vesting Date” has the meaning described in Section 6.2(b).

ARTICLE 3
ADMINISTRATION

3.1.           ADMINISTRATION.  The Plan shall be administered by the Board or the Committee.  Subject to the provisions of the Plan, the Board or the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.  The Board’s or the Committee’s interpretation of the Plan, and all actions taken and determinations made by the Board or the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its shareholders and persons granted awards under the Plan.  The Board or the Committee may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Board or the Committee.

3.2.           RELIANCE.  In administering the Plan, the Board or the Committee may rely upon any information furnished by the Company, its public accountants and other experts.  No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board or the Committee in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.

3.3.           INDEMNIFICATION.  Each person who is or has been a member of the Committee or who otherwise participates in the administration or operation of the Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit or proceeding, provided he or she will give the Company an opportunity, by written notice to the Board, to defend the same at the Company’s own expense before he or she undertakes to defend it on his or her own behalf.  This right of indemnification shall not be exclusive of any other rights of indemnification to which any such person may be entitled under the Company’s certificate of incorporation, bylaws, contract or Delaware law.

ARTICLE 4
SHARES

4.1.           SOURCE OF SHARES FOR THE PLAN.  Equity Awards that may be issued pursuant to the Plan shall be issued under the Incentive Plan, subject to all of the terms and conditions of the Incentive Plan.  The terms contained in the Incentive Plan are incorporated into and made a part of this Plan with respect to Equity Awards granted pursuant hereto, and any such awards shall be governed by and construed in accordance with the Incentive Plan.  In the event of any actual or alleged conflict between the provisions of the Incentive Plan and the provisions of this Plan, the provisions of the Incentive Plan shall be controlling and determinative.  This Plan does not constitute a separate source of shares for the grant of the equity awards described herein.

ARTICLE 5
CASH COMPENSATION

5.1.           BASIC ANNUAL CASH RETAINER. Each Eligible Participant shall be paid a Base Annual Cash Retainer for service as a director during each Plan Year.  The amount of the Base Annual Cash Retainer shall be established from time to time by the Board or the Committee.  The amount of the Basic Annual Cash Retainer is set forth in Schedule I.  Unless deferred pursuant to Section 5.5, the Base Annual Cash Retainer shall be payable in approximately equal quarterly installments in advance, beginning on the date of the annual shareholders meeting.

A prorata Base Annual Cash Retainer will be paid to any person who becomes an Eligible Participant on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as a Non-Employee Director during the Plan Year.  Unless deferred pursuant to Section 5.5, payment of such prorated Base Annual Cash Retainer shall begin on the date that the person first becomes an Eligible Participant, and shall resume on a quarterly basis thereafter.

5.2.           SUPPLEMENTAL ANNUAL CASH RETAINER. Certain Eligible Participants shall be paid a Supplemental Annual Cash Retainer for service as chair of a committee of the Board during a Plan Year, payable at the same times as installments of the Base Annual Cash Retainer are paid (including any deferred payment date pursuant to Section 5.5). The amount and recipients of the Supplemental Annual Cash Retainer shall be established from time to time by the Board or the Committee and shall be set forth in Schedule I, as amended from time to time.

A prorata Supplemental Annual Cash Retainer will be paid to any Eligible Participant who is elected by the Board to a position eligible for a Supplemental Annual Retainer, on a date other than the beginning of a Plan Year, based on the number of full months he or she serves in such position during the Plan Year.

5.3.           MEETING FEES. Each Non-Employee Director shall be paid meeting fees for attending meetings of the Board or its committees (“Meeting Fees”). The amount of the Meeting Fees shall be established from time to time by the Board or the Committee and shall be set forth in Schedule I, as amended from time to time.  If a Non-Employee Director attends a Board meeting and a committee meeting on a single day, he or she shall only receive a Meeting Fee for the Board meeting attended.  For purposes of this provision, casual or unscheduled conferences among directors shall not constitute an official meeting.  Unless deferred pursuant to Section 5.5, Meeting Fees shall be payable on the date of the applicable meeting to which they relate.

5.4.           TRAVEL EXPENSE REIMBURSEMENT.  All Eligible Participants shall be reimbursed for reasonable travel expenses (including spouse’s expenses to attend events to which spouses are invited) in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer or Chair of the Board requests the Non-Employee Director to participate.

5.5           DEFERAL OF CASH COMPENSATION.  An Eligible Participant may elect to defer some or all of his or her Total Annual Retainer, Meeting Fees and/or Cash Dividend Equivalents pursuant to the terms of the Deferred Compensation Plan.  Any such deferrals shall be subject to the election timing and distributions rules set forth in the Deferred Compensation Plan.

ARTICLE 6
EQUITY COMPENSATION

6.1.           EQUITY AWARDS.  Under the Prior Plan, Eligible Participants were granted annual awards of Restricted Stock pursuant to the Incentive Plan.  The Committee is authorized to amend this Plan from time to award other types of Equity Awards.  Beginning with Plan Year 2009, until otherwise determined by the Committee, Equity Awards shall be make hereunder in the form of Restricted Stock Units (“RSUs”) as provided hereafter in this Article 6.

6.2           RESTRICTED STOCK UNITS  Subject to share availability under the Incentive Plan, each Eligible Participant shall receive an award of RSUs on the day following the Annual Meeting of Shareholders held in that year (beginning with the 2009 Annual Meeting of Shareholders); provided, however, the date of grant of any prorata award shall be made on or as soon as practicable after the date that the grantee first becomes an Eligible Participant (“Annual RSUs”).  Annual RSUs shall have the following terms and conditions:

(a)           Number of Annual RSUs.  The number of Annual RSUs to be granted shall be established from time to time by the Board or the Committee and shall be set forth in Schedule I, as amended from time to time.  A prorata Annual RSU award will be granted to any person who becomes an Eligible Participant on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as an Eligible Participant during the Plan Year, rounded to the next highest whole share.

(b)           Vesting.  The Annual RSUs shall be credited to a bookkeeping account on behalf of the grantee on the date of grant and shall vest on the applicable date provided below (the “Vesting Date”).  Unless and until provided otherwise by the Board or the Committee, the Annual RSUs shall vest as to fifty percent (50%) of the RSUs on the six (6) month anniversary of the date of grant and as to the remaining fifty percent (50%) on the day prior to the Annual Meeting of Shareholders held in the year following the date of grant; provided, however, that any prorata award of Annual RSUs granted to a person who becomes an Eligible Participant on a date other than the beginning of a Plan Year shall vest as to fifty percent (50%) of the RSUs on earlier of the six (6) month anniversary of the date of grant or the day prior to the first Annual Meeting of Shareholders after the date of grant, and as to the remaining fifty percent (50%) on the day prior to the first Annual Meeting of Shareholders after the date of grant.

Notwithstanding the foregoing, the Annual RSUs shall become fully vested on the earlier occurrence of (i) the termination of grantee’s service as a director of the Company due to death or Disability; or (ii) the occurrence of a Change in Control.  If the grantee’s service as a director of the Company (whether or not in a Non-Employee Director capacity) terminates other than as described in clause (i) of the foregoing sentence, then the grantee shall forfeit all of his or her right, title and interest in and to any unvested RSUs as of the date of such termination from the Board, such RSUs shall be reconveyed to the Company without further consideration or any act or action by the grantee, and such RSUs shall not be converted to Stock.

(c)           Conversion to Stock.  Each Annual RSU represents the right to receive one share of Stock on a date that is on or after the Vesting Date (the “Conversion Date”).  Unless the grantee has made a timely deferral election in accordance with Section 6.2(d), the Conversion Date for the Annual RSUs shall be the Vesting Date.

(d)           Deferral of Conversion of RSUs.  On or before December 31 of each year, or in the case of a Non-Employee Director becoming an Eligible Participant for the first time, within thirty (30) days after he or she first becomes an Eligible Participant (as applicable, the “Deferral Election Deadline”), each Eligible Participant may, by filing with the Secretary an election form in such form as the Secretary shall prescribe which shall be set forth in Schedule II hereto (the “RSU Conversion Date Election Form”), elect to defer the conversion of his Annual RSUs to be granted in the next Plan Year to any of the following dates; provided such date is after the Vesting Date for the RSUs (the “Deferred RSU Conversion Date”): (i) the date that the Non-Employee Director incurs a Separation from Service for any reason, (iii) the earlier of (A) a date certain specified by the Non-Employee Director, or (B) the date that the Non-Employee Director incurs a Separation from Service for any reason, or (iii) the earlier of (A) a date certain specified by the Non-Employee Director, or (B) the fifth anniversary of the date that the Non-Employee Director incurs a Separation from Service for any reason.  If an Eligible Participant makes a deferral election under this Section 6.2(d) for any Plan Year and does not revoke such election before the Deferral Election Deadline for a subsequent Plan Year, such election shall remain in effect for each such subsequent Plan Year unless and until the Eligible Participant shall timely file a new RSU Conversion Date Election Form with the Secretary for a subsequent Plan Year or shall indicate to the Secretary in writing before the next Deferral Election Deadline that he or she desires to revoke any outstanding RSU deferral election with respect to future Plan Years.  Shares of Stock will be registered on the books of the Company in the Non-Employee Director’s name as of the Conversion Date.  Such Shares of Stock will remain in uncertificated, book-entry form unless the Non-Employee Director requests a stock certificate or certificates for the Shares.

(e)           Dividend Equivalents.  If and when cash dividends or other cash distributions are paid with respect to the Stock while the RSUs are outstanding, the dollar amount such dividends or distributions with respect to the number of shares of Stock then underlying the RSUs shall be payable to the holder of the RSUs (“Cash Dividend Equivalents”).  Unless deferred pursuant to Section 5.5, Cash Dividend Equivalents will be payable to the holder of the RSUs as of the date such dividends or distributions were payable to shareholders.  If and when any such dividends or distributions are paid in shares of Stock, the Fair Market Value of such shares of Stock shall be converted into additional RSUs, which shall be subject to the same forfeiture restrictions, restrictions on transferability, and conversion terms as apply to the RSUs with respect to which they were paid.

(f)           Other Shareholder Rights.  Non-Employee Directors shall not have voting or any other rights as a shareholder of the Company with respect to the RSUs.  Upon conversion of the RSUs into shares of Stock at the Conversion Date or any applicable Deferred RSU Conversion Date, the Non-Employee Director will obtain full voting and other rights as a shareholder of the Company.

(g)           Other Plan Conditions.  To the extent not specified herein, the Annual RSUs granted hereunder shall be subject to the terms and conditions of the Incentive Plan.

6.3.           AWARD CERTIFICATES.  All Equity Awards granted pursuant to this Plan shall be evidenced by a written award certificate, which shall include such provisions, not inconsistent with the Plan or the Incentive Plan, as may be specified by the Committee.  The form of award certificates shall be set forth on Schedule III hereof, as amended from time to time.

6.4.           ADJUSTMENTS. The adjustment provisions of the Incentive Plan shall apply with respect to awards of Equity Awards granted pursuant to this Plan.

6.5.           TAX MATTERS.  Article 6 of the Plan is intended to be a nonqualified, unfunded plan of deferred compensation under the Code.  A participant shall have the status of a general unsecured creditor of the Company with respect to his or her right to receive Stock or other payment upon settlement of the Equity Award granted under the Plan.  None of the benefits, payments, proceeds or distributions under Article 6 of the Plan shall be subject to the claim of any creditor of any participant or beneficiary, or to any legal process by any creditor of such participant or beneficiary, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under Article 6 of the Plan except to the extent expressly provided herein to the contrary.

ARTICLE 7
AMENDMENT, MODIFICATION AND TERMINATION

7.1.           AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, require shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a securities exchange on which the Stock is listed or traded, then such amendment shall be subject to shareholder approval; and provided further, that the Board or the Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason. Modification of Equity Awards granted under this Plan shall be subject to the provisions of the Incentive Plan.

ARTICLE 8
GENERAL PROVISIONS

8.1           ADJUSTMENTS..  The adjustment provisions of the Incentive Plan shall apply with respect to awards of Restricted Stock or other equity awards outstanding or to be granted pursuant to this Plan.

8.2           DURATION OF THE PLAN..  The Plan shall remain in effect until terminated by the Board or the Committee.

8.3           EXPENSES OF THE PLAN.  The expenses of administering the Plan shall be borne by the Company.

8.4           EFFECTIVE DATE.  The Plan was originally adopted by the Committee on December 11, 2006, and became effective on that date (the “Effective Date”).

The foregoing is hereby acknowledged as being the Roper Industries, Inc. Amended and Restated Director Compensation Plan adopted by the Committee on December 29, 2008.

ROPER INDUSTRIES, INC.

                   /s/ Brian D. Jellison
By:           Brian D. Jellison
Chairman of the Board, President and Chief Executive Officer

SCHEDULE I

DIRECTOR COMPENSATION SCHEDULE

The following shall become effective as of January 1, 2009

Basic Annual Cash Retainer (all Directors): $42,000

Supplemental Annual Cash Retainers:
Chair of Audit Committee:  $5,000
Chair of Compensation Committee:  $5,000
Chair of Nominating and Corporate Governance Committee: $5,000

Meeting Fees:
Board meeting, attendance in person: $2,000
Board meeting at which minutes are kept, attendance by telephone: $1,000

Annual Award of Restricted Stock Units:
4,000 shares

SI-

SCHEDULE II

Director Election
as to Conversion Date for Annual Restricted Stock Units (“RSUs”)

The following constitutes the irrevocable election of the undersigned under the Roper Industries, Inc. Director Compensation Plan (the “Plan”) with respect to the undersigned’s Annual RSUs to be received at the annual shareholders meeting in 2009 and in any future Plan Year for which I have not, before the Deferral Election Deadline for such Plan Year, either (i) revoked this RSU Conversion Date Election Form, or (ii) filed a different RSU Conversion Date Election Form.  Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Plan.

I hereby elect the following as the Conversion Date for the RSUs that may become vested [the Conversion Date is the date upon which the Restricted Stock Units will be converted to shares of Stock and become taxable to you]:

Indicate a percentage after one or more of the following (not to exceed 100% in the aggregate):

_____  The Vesting Date.

_____  The date of my Separation from Service from the Company for any reason.

_____  The earlier of (i) the following date: ______________ [insert any specific future date, but not earlier than one year from the date of grant], or (ii) the date of my Separation from Service from the Company for any reason.

_____  The earlier of (i) the following date: ______________ [insert any specific future date, but not earlier than one year from the date of grant], or (ii) the fifth anniversary of the date of my Separation from Service from the Company for any reason.

Executed this _____ day of December, 2008.

[NAME OF DIRECTOR]

SII-

SCHEDULE III

Form of RSU Certificate

RESTRICTED  STOCK  UNIT  AWARD  CERTIFICATE
for Non-Employee Directors

Non-transferable
GRANT TO

_____________________________
(“Grantee”)

by Roper Industries, Inc. (the “Company”) of

[_______]
restricted stock units convertible into shares of its common stock, par value $0.01 (the “Units")

pursuant to and subject to the provisions of the Roper Industries, Inc. Director Compensation Plan (the “Director Compensation Plan”), which is operated as a subplan of the Roper Industries, Inc. Amended and Restated 2006 Incentive Plan (the “Incentive Plan” and, together with the Directors Compensation Plan, the “Plans”), and to the terms and conditions set forth on the following page.  Unless vesting is accelerated in accordance with the Plans, the Units shall vest (become non-forfeitable) in accordance with the following schedule:

Continuous Service as a Director from Grant Date to:	Percent of Units Vested
6-month anniversary of the Grant Date	50%
1 day prior to the next annual meeting of shareholders of the Company	100%

IN WITNESS WHEREOF, Roper Industries, Inc. has caused this Certificate to be executed as of the Grant Date, as indicated below.

ROPER INDUSTRIES, INC.

By:  _________________________________________
Its:  Authorized Officer

Grant Date:  ________________________________

TERMS AND CONDITIONS

1. Grant of Units. The Company hereby grants to the Grantee named on page 1 hereof, subject to the restrictions and the terms and conditions set forth in the Plans and in this award certificate (this “Certificate”), the number of restricted stock units indicated on page 1 hereof (the “Units”) which represent the right to receive an equal number of Shares of the Company’s Stock on the terms set forth in this Certificate. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plans.

2. Vesting of Units. The Units have been credited to a bookkeeping account on behalf of Grantee. The Units will vest and become non-forfeitable on the earliest to occur of the following (the “Vesting Date”):
(a)	as to the percentages of the Units specified on page 1 hereof, on the dates specified on page 1 hereof; provided Grantee is then still a director of the Company on such date, or
(b)	as to all of the Units, upon Grantee’s Separation from Service due to death or Disability, or
(c)	as to all of the Units, upon the occurrence of a Change in Control.
If Grantee’s service as a director terminates prior to the Vesting Date for any reason other than as described in (b) above, Grantee shall forfeit all right, title and interest in and to the unvested Units as of the date of such termination, the Units will be reconveyed to the Company without further consideration or any act or action by Grantee, and the Units will not be converted to Stock for Grantee.

3. Conversion to Stock. Unless the Units are forfeited prior to the Vesting Date as provided in Paragraph 2, the vested Units will be converted to actual shares of Stock on SELECT ONE BASED ON THE PRE-GRANT ELECTION OF THE DIRECTOR: [the Vesting Date] [the date of Grantee’s Separation from Service for any reason] [the earlier of _________, 20__ or the date of Grantee’s Separation from Service for any reason] [the earlier of _________, 20__ or the fifth anniversary of the date of Grantee’s Separation from Service for any reason] (the “Conversion Date”). Shares of Stock will be registered on the books of the Company in Grantee’s name as of the Conversion Date and will remain in uncertificated, book-entry form unless Grantee requests a stock certificate or certificates for the Shares.

4. Dividend Equivalents. Grantee shall be entitled to receive cash payments with respect to each Unit equal to any cash dividends and other distributions paid with respect to a share of Stock, provided that if any such dividends or distributions are paid in shares of Stock, the Fair Market Value of such shares of Stock shall be converted into additional restricted stock units, which shall be subject to the same forfeiture restrictions, restrictions on transferability, and conversion terms as apply to the Units with respect to which they were paid.

5. Rights as Shareholder. The Units do not confer to Grantee any rights of a shareholder of the Company unless and until shares of Stock are in fact registered in connection with the Units. Grantee shall not have voting or any other rights as a shareholder of the Company with respect to the Units. Upon conversion of the Units into shares of Stock, Grantee will obtain full voting and other rights as a shareholder of the Company.

6. Changes in Capital Structure. The provisions of Article 15 of the Incentive Plan shall apply to this award and are incorporated herein by reference. Without limiting the foregoing, in the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another company, whether through reorganization, recapitalization, statutory share exchange, reclassification, stock split-up, combination of shares, merger or consolidation, or otherwise, there shall be substituted for each share of Stock then underlying a Unit subject to this Certificate the number and class of shares into which each outstanding share of Stock shall be so exchanged.

7. Restrictions on Transfer and Pledge. No right or interest of Grantee in the Units may be pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company or an Affiliate, or be subjected to any lien, obligation or liability of Grantee to any other party other than the Company or an Affiliate. Units are not assignable or transferable by Grantee other than by will or the laws of descent and distribution.

8. No Right to Continued Service. Nothing in this Certificate shall interfere with or limit in any way the right of the Company to terminate Grantee’s service as a director at any time, nor confer upon Grantee any right to continue as a director of the Company.

9. Amendment. The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this Award determined as if it had been fully vested and settled on the date of such amendment or termination.

10. Plans Control. The terms contained in the Plans are incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plans. In the event of any actual or alleged conflict between the provisions of the Plans and the provisions of this Certificate, the provisions of the Plans shall be controlling and determinative. In the event of any actual or alleged conflict between the provisions of the two Plans, the provisions of the Incentive Plan shall be controlling and determinative.

11. Notice. Notices and communications under this Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Roper Industries, Inc., 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240; Attention: Corporate Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

SIII-